Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

TriCo Bancshares
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value per share (1)	Rule 456(b) and Rule Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock, no par value per share (1)	Rule 456(b) and Rule Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Depository Shares(1)	Rule 456(b) and Rule Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Debt	Debt Securities(1)	Rule 456(b) and Rule Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Purchase Contracts (1)	Rule 456(b) and Rule Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants (1)	Rule 456(b) and Rule Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Rights (1)	Rule 456(b) and Rule Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Units (1)	Rule 456(b) and Rule Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Exhibit 107

Total Offering Amounts	N/A
Total Fees Previously Paid	N/A
Total Fee Offsets	N/A
Net Fee Due	N/A

(1)    Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other     securities.

(2)    The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee.

(3)    An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0-11 (a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A